Exhibit 99.1

B2Digital Announces Spring 2021 MMA and Grappling Live Event Season Schedule

TAMPA, FL, January 6, 2021 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce the Company’s new LIVE Event Spring 2021 Season Schedule, packed with a mix of seventeen (17) Fighting and Grappling showcases set to take place across a diverse pool of metropolitan markets in eight (8) top fighting U.S. states.

“We will continue to emphasize our emerging model, which is heavy on pay-per-view marketing and delivery, relies very little on in-person attendance, and creates layers of value that can be monetized over time in our One More Gym roll-up strategy,” commented Greg P. Bell, CEO of B2 Digital.

Management notes that the Company successfully navigated a very challenging context in 2020, driving record growth and topline performance by balancing live event media distribution, fitness facility revenue growth, grass roots marketing, and new over-the-top (“OTT”) content delivery solutions to produce accelerating growth and performance.

As 2021 gets underway, the Company is poised to continue those successful trends as it embarks on its most ambitious live event schedule ever while adding new fitness facilities to its branded One More Gym network to drive operational cash flows.

B2 Digital’s Live MMA and Grappling Event Series, Spring 2021 Season Schedule (subject to change):

Date	Fight Group	Location
Jan 23	Strikehard Productions	Trussville, Alabama
Feb 06	HRMMA	Shepardsville, Kentucky
Feb 20	Coliseum Combat	Kokomo, Indiana
Feb 26	HRMMA	Bowling Green, Kentucky
Feb 27	B2 Grappling Series	Orlando, Florida
Feb 27	HRMMA	Bowling Green, Kentucky
Mar 06	Strikehard Productions	Chattanooga, Tennessee
Mar 13	Pinnacle Combat	Cedar Rapids, Iowa
Mar 20	B2 Grappling Series	Hammond, Indiana
Apr 10	Coliseum Combat	Kokomo, Indiana
Apr 17	Strikehard Productions	Macon, Georgia
Apr 24	HRMMA	Lexington, Kentucky
May 01	Strikehard Productions	Jackson, Mississippi
May 08	HRMMA	Covington, Kentucky
May 22	Strikehard Productions	Birmingham, Alabama
May 29	B2 Grappling Series	Nashville, Tennessee
May 29	HRMMA	Nashville, Tennessee

“We are fired up about returning to exciting live events to kick off the new year, and we have a tremendous action-packed schedule set to roll out in 2021,” added Bell. “We have been fortunate during the past year to be in a position to capitalize on distressed asset opportunities while maintaining our brand positioning in the process. Now that we are closing in on the re-emergence of a more normal operating environment, those investments stand to pay off for our shareholders in 2021, both in terms of our live events and our fitness facilities.”

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About B2Digital Inc.
With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.b2digitalotc.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com
www.TigerGMP.com

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